UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 3, 2025

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or formed address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed June 4, 2025, on May 27, 2025, Boxlight Corporation, a Nevada corporation (the “Company”), entered into an Inventory Finance Agreement (the “Agreement”) with J.J. ASTOR & CO., a Utah corporation (“J.J. Astor”). Michael Pope, Chairman of the Company’s Board of Directors, and its former president and chief executive officer, is the chief executive officer of J.J. Astor. J.J. Astor is beneficially owned, directly or indirectly, by a private investment fund managed by Mr. Pope.

On November 3, 2025, the Company and J.J. Astor entered into an amendment and restatement of the Agreement (the “Restated Agreement”). Under the Restated Agreement, the Company may finance 80% of the purchase of certain finished goods inventory from one of the Company’s manufacturers and suppliers of such inventory up to an aggregate outstanding amount of $9 million, a $3 million increase from the maximum amount under the original Agreement. Each advance under the Restated Agreement remains payable by the Company within 90 days at a rate of $1.0535 per $0.80 advanced. The term of the Restated Agreement is until November 3, 2026, unless mutually extended or earlier terminated by J.J. Astor.

Under the Restated Agreement, J.J. Astor may elect from time to time to convert all or a portion of the amounts owed by the Company into shares of the Company’s common stock, par value $0.001 per share. J.J. Astor can require the Company to register any such shares for public resale with the Securities & Exchange Commission.

The description of the Restated Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Restated Agreement, which will be filed, with any confidential terms redacted, as an exhibit to the Company’s next periodic report filed with the Securities & Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2025

BOXLIGHT CORPORATION

By:	/s/ Ryan Zeek
Name:	Ryan Zeek
Title:	Chief Financial Officer